EXHIBIT 10.2 - Airport Office Lease - Pulkovo Airport (Redaction modified 4/11/2012)

LEASE AGREEMENT

St. Petersburg

Joint Stock Company (Pulkovo Airport), hereinafter referred to as the (Lesser), represented by General Director Murov Andrey Evgenjevich, acting on the basis of the Charter, and Baltia Air Lines, Inc., hereinafter referred to as the (Lessee), represented by President/CEO of Igor Dmitrowsky, acting on the basis of Charter, (hereinafter referred to as the (Parties)) have entered into the present Agreement (hereinafter referred to as the (Agreement) as follows:

1. GENERAL PROVISIONS

1. 1 . The Lessor agrees to provide the Lessee for payment for temporary use with an object of non-residential property, cadastral number 78:7717:9:75, -a part of the building marked on the building plan with a red line (Appendix 2), hereinafter referred to as the (Object), located at the address: 17 Startovaya street (Letter B, Airport Complex Pulkovo-2, Arrival terminal, first floor, #2043 of 51.1 square meters to be used as an office of the company operating flights in JSC (Pulkovo Airport); Departure terminal, first floor of 4.0 square meters to be used a booking office, St. Petersburg, Russia, 19621 0.

Total area of the Object is 55.1 (fifty five point one) square meters.

The Lessee has not the privilege to conclude the Agreement for the new term.

1.2. The agreement comes into force as soon as signed by both pa1ties and be considered valid until 31.03.2010. According to item 2 of article 425 of the Civil Code of the Russian Federation the Parties agreed that the present Agreement comes into force on the 01.02.2010.

1.3. In case the Lessee without demur of the Lessor proceed with using the Object at the expiration of contractual time stipulated in paragraph 1.2. the present Agreement is considered to be renewed on the same terms sine die.

1.4. Expiration of the validity of the present Agreement or its early termination does not release the Parties from fulfilment of the contractual obligations including money obligations (payment of the rent, public utilities fine, penalty).

2. OBLIGATIONS OF THE PARTIES

2.1. The Lessor agrees.

2.1.1. To submit the Object to the Lessee on the basis of the Acceptance Certificate. The Acceptance Certificate should be in a written form signed by the Lessor and the Lessee or by the authorised representatives of the Parties.

The Acceptance Certificate is attached to the Agreement (Appendix 1) and is an integral part of the latter.

2.1.2. To carry out an overhaul of the Object in connection with the major overhaul of the building.

2.1.3 To inform the Lessee of the necessity to vacate the premises due to an appropriate decision to conduct an overhaul, not later than one month prior to beginning of such a work.

2.1.4. To consider applications of the Lessee in respect of the Object purpose change as well as its repair and re-equipment within one month on receipt of such an application.

2.2. The Lessee agrees.

2.2.1 To accept the Object in accordance with the Acceptance Certificate.

2.2.2. To use the Object in accordance with paragraph 1.1. of the Agreement.

2.2.3. To effect payment defined in the Agreement, timely and in full.

2.2.4 During the validity of the present Agreement to carry out current repairs of the Object at his expense, using his own resources and materials provided that a written consent was received from the Lessor.

2.2.5. To ensure safety of the engineering network, communications and equipment at the Object.

2.2.6. Not to make concealed or open wiring and communications, re-planning and re-equipment at the Object without a written consent of the Lessor.

Should the Lessor find any unauthorised replanning, disruption of the walls, partitions or coverings integrity, repairs or wiring distorting the initial state of the object, these changes should be removed by the Lessee and the Object should be returned to its initial state at the Lessee's expense within time defined in a unilateral order by the Lessor.

2.2.7. To follow the requirements of the State Sanitary Epidemiological Inspection Center, State Fire Safety Inspection at the Enterprise, to implement and carry out requirement of Norms, rules and procedures on the aviation safety, established in JSC (Pulkovo Airport), to carry out the order of actions at threat occurrence of act of illegal intervention fulfillment in activity of civil aviation, concerning kinds of activity of the Lessee and Object rented by it.

2.2.8. To vacate the Object due to emergency condition of the building (or its part), a planned overhaul of the building or its liquidation for town-planning purposes within time, defined by the Lessor's warrant.

2.2.9. To maintain the Object in the adequate sanitary and fireproof state, exclude smoking on the Object with the exception of specially designated places.

2.2.10. To immediately inform the Lessor of any damage, emergency or other event that caused (or may cause) damage to the Object and to take immediately all necessary measures in time to avoid detriment, further destruction or damage of the Object.

2.2.11. To conclude agreements for expenses' con1pensation of electric power within 1 0 (ten) days from the moment of signing of the

Agreement. To conduct payment for the said services timely and in full.

2.2.12. Not to conclude agreements, not to act or effect transactions that may lead to burdening of the property rights granted to the Lessee under the present Agreement, including transfer of the rights to the third party (mortgage agreements, sublease agreements, contribution of the right to lease the Object or its part into the authorised capital stock of a company, etc.).

2.2.13. To ensure the unimpeded access to the Object for representatives of the Lessor to inspect it and check the fulfilment of the terms of the Agreement.

2.2.14. To inform the Lessor of a vacation of the Object in writing not later than 2 (two) months prior to the planned vacation of the premises both in case of the expiration of the Agreement and in case of its early termination.

2.2.15. Upon the expiration of the present Agreement or its early termination to vacate the Object and return it to the Lessor by the Acceptance Certificate in the operable and undamaged condition with all authorised replanning, repairs and inseparable improvements taking into account obsolescence.

2.2.16. Within defined time to fulfil instructions of the Lesser, State Fire Inspection or other inspections for eliminating the situations caused by the Lessee's activity endangering the safety of the Object, ecological and sanitary environment outside the Object.

3. PAYMENTS AND SETTLEMENTS

UNDER THE AGREEMENT

3 .1. The rent rate for the Object is defined in rubles and at the moment of the Agreement conclusion it amounts to constitutes as follows: -within a period of time from 01.02.2010 till 28.02.2010

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3.2. The Lessor has the right to change the amount of the rent rate defined in paragraph 3 .1. of the present Agreement in a unilateral order at his own discretion and this decision should be indisputable. In such a case the Lessor notifies the Lessee about change of the rent rate in written and the Lessee effects payment in accordance with terms stipulated in p.3.3. The new rent rate should be considered to be set on the day of its introduction by the Lessor.

The amount of the rent rate may be reconsidered by the Lessor, but not more than once a year.

3.3 .-The Lessee transfers the rent, defined in p.3.1., for each month in advance not later than

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

working days from the date of receipt of an invoice.

The Lessee should receive the invoice with putting down a confirmation of receipt and reference of recipient name not later than the 5rh day of the accounting month. The Lessee should receive certificates of services supplied under the present Agreement before the

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

day of the month following the accounting one.

The certificates of services supplied are issued in two copies and countersigned by the Parties. The Lessee should return the signed certificates to the Lesser within 10 (ten) days on their receipt.

Should the Lessee fail to sign the certificates on the indicated date and to forward a motivated denial in written form, services are considered to be rendered by the Lessor and accepted by the Lessee in full.

3.4. The collation of invoices is carried out no less than once a year by initiative of one of the Parties.

4. RESPONSIBILITIES OF THE PARTIES

4.1. The Parties are liable for non-fulfilment or improper fulfiln1ent of the terms of the Agreement in accordance with the current legislation of the Russian Federation.

4.2. Should the Lessor breach the terms of paragraph 2.1.1. of the Agreement without a reasonable excuse he should pay the Lessee a penalty of 0,1%, set forth in paragraph 3.1. of the present Agreement for each day of delay.

4.3. Should the Lessee fail to fulfil its obligations envisaged in paragraph 3.3. of the Agreement, regardless of fault, he must pay a penalty of 0,1 % the delayed amount accrued for each day of delay of the payment.

4.4. Should the Lessee fail to fulfil its obligations to vacate the Object (paragraph 2.2.15. of the present Agreement), he must pay the Lessor the rental payment, for delay period, as well as a penalty of 0,1 % of the monthly rent rate for the whole Object envisaged in paragraph 3.1. of the present Agreement.

4.5. Payment of fines or penalties do not relieve the Parties from their obligations under the present Agreement.

5. AMENDMENTS, SUPPLEMENTS, CANCELLATION OF THE AGREEMENT

5.1. The Parties negotiate supplements and amendments to the present Agreement within 10 (ten) days, except those in p.3 .2. of the present Agreement.

5.2. The Lessor has right to reject fulfillment of the agreement when the Lessee:

5.2.1. Uses the Object with substantial violation of terms of the Agreement or with repeating violations;

5.2.2. Deteriorates the Object;

5.2.3. Fails cc. 2.2.11. of the Agreement;

5.2.4. If there is a delay in payment of the rent envisaged in the present Agreement.

5.3. If events listed in paragraphs 5.2 of the present Agreement occur, the Lessor notifies the Lessee about rejection to fulfil the Agreement, that will be considered dissolved from the moment of receipt of such a notification by the Lessee.

5.4. The Lesser has the right to reject fulfillment of the present Agreement at his discretion (without dependence from any reasons) having notified about it in written form not less then 2 months suggested date of the present agreen1ent' s termination.

5.5. The Agreement can be dissolved by request of the Lessee when:

5.5.1. The Lessor does not provide the Lessee with an Object or makes obstacles to the use the Object in accordance with the present Agreement;

5.5.2. The submitted to the Lessee Object has shortcomings that do not allow the Lessee to use it, if these shortcomings were not negotiated by the Parties when the Agreement was concluded and were not known and could not be detected by the Lessee while inspecting the Object or checking for defects before conclusion of the Agreement;

5.5.3. The Lessor does not conduct an overhaul in accordance with paragraph 2.1.2. of the present Agreement;

5.5.4. The object comes to inoperable condition due to reasons that are not under control of the Lessee.

5.6. If events listed in paragraphs 5.5 of the present Agreement occur, the Lessee notifies the Lessor in written form about the necessity of the obligations fulfilment 7 (seven) days prior to cancellation, at the expiration of the term the Lessee cancels the Agreement in the prescribed order.

6. SPECIAL PROVISIONS

6.1. The Lessee shall make inseparable improven1ents only upon a written consent of the Lessor. Upon expiration of the Agreement the costs of the inseparable improvements are not indemnified.

6.2. If the condition of the returned Object does not comply with requirements set forth in paragraph 2.2.15. of the present Agreement upon the expiration of the Agreement, the Lessee reimburses the Lessor the damage incurred by the latter in accordance with the current legislation of the Russian Federation.

7. ARBITRATION

7.1. The present Agreement and the current legislation of the Russian Federation regulate the relationships between the parties.

7.2. The Parties shall try to settle all disputes and disagreements arising from the present Agreement through negotiations.

7.3. If the said disputes cannot be settled through negotiations they should be settled by the Arbitration Court of St. Petersburg and Leningrad region in accordance with its reference and the laws of the Russian Federation.

7.4. The text of the present Agreement in Russian fits with the current legislation of the Russian Federation and shell be treated as underlying and principal one when settling disputes.

8. FORCE MAJEURE

8. l . Neither of the Parties is liable before the other party for non-fulfilment of obligations under the present Lease Agreement due to the circumstances beyond the Party's control and wish, that cannot be foreseen or avoided, including declaration of the war and actual war, civil disturbances, epidemics, blockade, embargo, earthquake, inundation and other calamities.

8.2. The Party that does not fulfil obligations in case of force majeure circumstances should inform other party of the impediment and its impact on the fulfilment of the obligations under the Agreement within three days in writing and has to sub1nit evidences in a written form or official bodies' certificates to the Lesser.

8.3. If the force majeure circumstances last for 3 (three) consecutive months and give no sign of cessation, the present Lease Agreement may be cancelled by the Lessor or the Lessee through sending a written notification to other Party.

9. OTHER CONDITIONS

9.1. In case of change of the name, address, banking details or reorganisation, the party implementing such changes should inform another party of the changes in writing within two weeks.

9.2. Any notification under the present Agreement should be sent by registered 1nail or courier at the addresses and details specified in the present Agreement. All notifications shell be considered received in five days after their dispatch.

9.3. Correspondence on the subject of the present Agreement between the Parties via fax is considered legally valid along with the original documents.

9.4. The Agreement is prepared in 3 (three) copies, all of which are equally legally valid, 2 copies for the Lesser, 1 copy for the Lessee.

9.5. Any supplements, changes and amendments to the Agreement are its integral part.

10. DETAILS OF THE PARTIES

LESSOR: Joint Stock Company (Pulkovo Airport).

Address: 18/4 Pilotov Street, Saint Petersburg 196210 Russia

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Non-Aviation Agreements Department of Joint Stock Company (Pulkovo Airport):
 tel. +7 (812) 324-36-14_324-37-29 324-35-63. Fax: +7 (812) 704-36-82.

Accounting Department: tel. +7 (812) 324-52-66.

LESSEE: Baltia Air Lines Inc.

Address: 63-25 Saunders St. Ste 7i Rego Park, NY 11374

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Telephone: 1-718-275-2300,
Fax: 1-718-896-7971

For the Lesser:

Appendix 1 to the Lease Agreement
# 75 of (II ) _____ 02__, 2010.
Saint Petersburg 01.02, 2010

ACCEPTANCE CERTIFICATE

We, General Director of Joint Stock Company (Pulkovo Airport) Murov A.E. and President/CEO of Baltia Air Lines, Inc. Igor Dmitrowsky have prepared this Acceptance Certificate confirming submission by Joint Stock Company (Pulkovo Airport) and acceptance by Baltia Air Lines, Inc. of the part of the building (hereinafter referred to as the Object) of 55.1 square meters, located at the address: 17 Startovaya street (Letter B, Airport Complex Pulkovo-2, Arrival termi11al, first floor, #2043 of 51.1 square meters to be used as an office; Departure terminal, first floor of 4.0 square meters to be used a booking office, St. Petersburg, Russia, 19621 0.

The Object is transferred in the operable condition taking in to account obsolescence. The terms of use of the Object and the rent rate are determined in the Lease Agreement.

SUBMITTED BY:

General Director of
JSC Pukovo Airport /signed/

ACCEPTED BY:

President/CEO of Baltia Air Lines, Inc.

Igor Dmitrowsky /signed/

[Appendix #2]

Appendix #2
to the Lease Agreement
# 75 of 11-02-2010

Layout for the Leased Object
(Pulkovo-2, Arrival terminal, first floor)

For the Lessor:

General Director of
JSC (Pulkovo Airport)

/Signed / /SEAL/

For the Lessee:

President/CEO of
Baltia Air Lines Inc.

Igor Dmitrowsky / signed /

[Appendix #2 - page 2]

Appendix #2
to the Lease Agreement
# 75 of 11-02-2010

Layout for the Leased Object
(Pulkovo-2, Departure terminal, first floor)

For the Lessor:

General Director of
JSC (Pulkovo Airport)

/Signed / /SEAL/

For the Lessee:

President/CEO of
Baltia Air Lines Inc.

Igor Dmitrowsky / signed /